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                                                                 EXHIBIT (a)(21)

                               ING MAYFLOWER TRUST

                            CERTIFICATE OF AMENDMENT

                               SEPTEMBER 23, 2002

         The undersigned, being all the Trustees of ING Mayflower Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11(f),
8.2 and 8.3 of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), and the adoption on April 9, 2002 by the holders of a majority of the shares outstanding and entitled to vote of an Agreement and Plan of Reorganization providing for the dissolution of certain series, hereby amend the Declaration of Trust to dissolve an existing series of Interests of the Trust as follows:

         1. There being no shares outstanding of the "ING Research Enhanced Index Fund", the establishment and designation of the series is hereby rescinded and the series is hereby abolished as a series of the Trust.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                             /s/ Jock Patton
-----------------------------------             --------------------------------
Paul S. Doherty, as Trustee                     Jock Patton, as Trustee

/s/ J. Michael Earley                           /s/ David W.C. Putnam
-----------------------------------             --------------------------------
J. Michael Earley, as Trustee                   David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                       /s/ Blaine E. Rieke
-----------------------------------             --------------------------------
R. Barbara Gitenstein, as Trustee               Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                           /s/ John G. Turner
-----------------------------------             --------------------------------
R. Glenn Hilliard, as Trustee                   John G. Turner, as Trustee

/s/ Walter H. May                               /s/ Roger B. Vincent
-----------------------------------             --------------------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                         /s/ Richard A. Wedemeyer
-----------------------------------             --------------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee